Exhibit d.(v).b

THIRD AMENDMENT TO
SUB-SUBADVISORY AGREEMENT

This Third Amendment to the Sub-SubAdvisory Agreement by and between Schroder Investment Management North America Inc. (“SIMNA”) and Schroder Investment Management North America Limited (“SIMNA Limited”) is effective as of August 7, 2019.

WHEREAS, SIMNA and SIMNA Limited entered into a Sub-SubAdvisory Agreement dated as of October 19, 2016, as amended (the “Agreement”), with respect to the Hartford Schroders mutual funds (the “Mutual Funds”); and

WHEREAS, SIMNA and SIMNA Limited desire to amend Exhibit A to the agreement and make it applicable to both the Funds and each series of the Hartford Funds Exchange-Traded Trust (the “ETFs,” and collectively with the Mutual Funds, the “Funds”) pursuant to;

Now, therefore, in consideration of the mutual agreements contained herein (the receipt and adequacy of which are hereby acknowledged), the parties hereto agree as follows:

1.	All references to the “Hartford Advisory Agreement” or hereby replaced with references to the “Hartford Advisory Agreements,” which shall be defined as (i) the Sub-Advisory Agreement between Harford Funds Management Company, LLC and SIMNA dated as of October 19, 2016 with respect to the Mutual Funds and (ii) the Sub-Advisory Agreement between Hartford Funds Management Company, LLC and SIMNA dated as of September 8, 2017 with respect to the ETFs.

2.	The addresses for SIMNA and SIMNA Limited under section 8 of the agreement are amended to read as follows:

Schroder Investment Management North America Inc.

7 Bryant Park

New York, N.Y. 10018-3706

Schroder Investment Management North America Limited

1 London Wall Place

London, U.K. EC2Y 5AU

3.	Exhibit A to the Agreement is hereby deleted in its entitely and replaced with Exhibit A attached hereto.

4.	All other provisions of the Agreement remain unchanged.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto execute this Amendment effective as of the date first set forth above.

Schroder Investment Management North America Inc.		Schroder Investment Management North America Limited

By:	/s/ Joseph Bertini	By:	/s/ Carin F. Muhlbaum
Name:	Joseph Bertini	Name:	Carin F. Muhlbaum
Title:	Authorized Signatory	Title:	Authorized Signatory

By:	/s/ Carin F. Muhlbaum	By:	/s/ Joseph Bertini
Name:	Carin F. Muhlbaum	Name:	Joseph Bertini
Title:	Authorized Signatory	Title:	Authorized Signatory

EXHIBIT A

Compensation of SIMNA Limited

and

List of Funds

[REDACTED]